                                                                   EXHIBIT 10.12


                           LOAN AND SECURITY AGREEMENT

               THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of October 1, 1998, is made between Advanced Medical Procedures LLC, a Florida limited liability company ("Borrower") and ENDOcare, Inc., a Delaware corporation ("Lender").

               Borrower and Lender hereby agree as follows:

               SECTION 1 Definitions; Interpretation.

               (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Note. As used in this Agreement, the following terms shall have the following meanings:

               "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Business Day" means a day (i) other than Saturday or Sunday, and
(ii) on which commercial banks are open for business in Orange County, California.

               "Collateral" has the meaning set forth in Section 3.

               "Collateral Documents" means the Guarantor Security Agreement, this Agreement and any other agreement pursuant to which the Borrower, the Guarantor or any other Person provides a Lien on its assets in favor of the Lender and all filings, documents and agreements made or delivered pursuant thereto.

               "Event of Default" has the meaning set forth in Section 9.

               "Guarantor" means Robert F. Byrnes, an individual.

               "Guarantor Security Agreement" means that certain Guarantor Security Agreement, dated of even date herewith, by and between Lender and Robert F. Byrnes as the same may be amended, modified or restated from time to time after the date herewith.

               "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

               "Loan Documents" means this Agreement, the Note, the Guarantor Security Agreement and all other certificates, documents, agreements and instruments delivered to Lender under the Note or in connection with the Obligations.

               "Material Adverse Effect" means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business,

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properties, results of operations or condition (financial or otherwise) of the
Borrower, (ii) would materially impair the ability of the Borrower or any other Person to perform or observe its obligations under or in respect of the Loan Documents; or (iii) affects the legality, validity, binding effect or enforceability of any of the Loan Documents or the perfection or priority of any Loan granted to the Lender under any of the Collateral Documents.

               "Note" means that certain Promissory Note dated October 1, 1998 made by Borrower in favor of Lender, as amended, modified, renewed, extended or replaced from time to time.

               "Obligations" means the indebtedness, liabilities and other obligations of Borrower to Lender under or in connection with this Agreement, the Note and the other Loan Documents, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Borrower to Lender thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

               "Permitted Lien" means (i) any Lien in favor of Lender; (ii) any Liens existing as of the date hereof and disclosed in writing to Lender; and
(iii) other Liens which arise in the ordinary course of business and do not materially impair Borrower's ownership or use of the Collateral or the value thereof.

               "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

               "Revolving Commitment" means, $250,000 or, where the context so requires, the obligation of the Lender to make Revolving Loans up to such amount on the terms and conditions set forth in this Agreement.

               "Subsidiary" means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

               "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.


                                       2.
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               (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

               SECTION 2 The Revolving Loans.

               (a) The Revolving Loans. Lender agrees, on the terms and conditions hereinafter set forth, to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Lender from time to time on any Business Day during the period from October 1, 1998 until September 30, 2000 (the "Revolving Expiry Date"), not to exceed $50,000 per month and in an aggregate principal amount up to but not exceeding at any time the outstanding Revolving Commitment. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount shall be paid in full, at the rates set forth in the Note.

               (b) Borrowing Procedure. Each Revolving Loan shall be made upon written notice from the Borrower to the Lender, which notice shall be received by the Lender not later than 10:00 A.M. (California time) at least three (3) Business Days prior to the proposed borrowing date. Each such notice shall specify the proposed date of the borrowing (which shall be a Business Day), the amount of the borrowing and payment instructions with respect to the funds to be made available to the Borrower. Upon fulfillment of the applicable conditions set forth in subsection 2(e) below, the Lender shall make the Revolving Loan available to the Borrower in same day funds, or such other funds as shall separately be agreed upon by the Borrower and the Lender, in accordance with the payment instructions provided to the Lender.

               (c) Evidence of Indebtedness. As additional evidence of the Indebtedness of the Borrower to the Lender resulting from the Revolving Loans made by the Lender, the Borrower shall execute and deliver to the Lender the Note, dated of even date herewith, setting forth the Revolving Commitment as the maximum principal amount thereof.

               (d) Repayment. The Borrower shall repay to the Lender in full the aggregate Principal Amount, together with all accrued and unpaid interest thereon, according to the terms set forth in the Note.

               (e) Conditions Precedent. The obligation of Lender to make each Revolving Loan shall be subject to the satisfaction of each of the following conditions precedent:

               (i) On and as of the date of such Revolving Loan, there shall have occurred no Material Adverse Effect since the date of the most recent borrowing.

               (ii) On the date of such Revolving Loan, both before and after giving effect thereto and to the application of proceeds therefrom, (i) no Event of Default shall have occurred and be continuing or shall result from the making of such Revolving Loan and (ii) the representations and warranties contained in
Section 5 of this Agreement shall be true, correct and complete on and as of the date of such Revolving Loan as though made on and as of such date. The giving of any notice of borrowing and the acceptance by the Borrower of the proceeds of


                                       3.
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each Revolving Loan made following the date hereof shall be deemed a certification to the Lender that on and as of the date of such Revolving Loan such statements are true.

               SECTION 3 Security Interest.

               (a) As security for the payment and performance of the Obligations, Borrower hereby pledges, assigns, transfers, hypothecates and sets over to Lender, and hereby grants to Lender a security interest in, all of Borrower's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

               (i) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, letters of credit, documents, securities, money and instruments, and investment property, whether held directly or through a securities intermediary, and other obligations of any kind owed to Borrower, however evidenced;

               (ii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

               (iii) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies, and all other goods which are held for sale, lease or other disposition or furnished under contracts of service or consumed in Borrower's business, including, without limitation, those held for display or demonstration or out on lease or consignment;

               (iv) all equipment, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, automobiles, trucks, tractors and other vehicles, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing;

               (v) all general intangibles and other personal property of Borrower, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which Borrower is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire


                                       4.
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goodwill of or associated with the businesses now or hereafter conducted by
Borrower connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuances, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, choses in action and causes of action; (D) all interests in limited and general partnerships and limited liability companies; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims, and other contractual, equitable and legal rights of whatever kind or nature;

               (vi) all books, records and other written, electronic or other documentation in whatever form maintained by or for Borrower in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

               (vii) all products and proceeds, including insurance proceeds, of any and all of the foregoing.

               (b) Anything herein to the contrary notwithstanding, (i) Borrower shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

               (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 20 hereof.

               SECTION 4 Financing Statements, Etc. Borrower shall execute and deliver to Lender concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Lender, and take all other action, as Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Lender in the Collateral and to accomplish the purposes of this Agreement.

               SECTION 5 Representations and Warranties. Borrower represents and warrants to Lender that:

               (a) Borrower is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

               (b) The execution, delivery and performance by Borrower of this Agreement have been duly authorized by all necessary corporate action of Borrower, and this Agreement


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constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

               (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Borrower of this Agreement.

               (d) Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 1; all other locations where Borrower conducts business or Collateral is kept are set forth in Schedule 1; and all trade names and fictitious names under which Borrower at any time in the past has conducted or presently conducts its business operations are set forth in Schedule 1 or Schedule 2.

               (e) Borrower is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

               (f) All of Borrower's U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

               SECTION 6 Covenants. So long as any of the Obligations remain unsatisfied, Borrower agrees that:

               (a) The Borrower will use the proceeds of the Revolving Loans solely for working capital and other general corporate purposes.

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, except that any of the Borrower's wholly owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of the Borrower's wholly owned Subsidiaries or to the Borrower and in connection therewith such Subsidiary may be liquidated or dissolved.

               (c) The Borrower will not declare or pay any dividends in respect of the Borrower's capital stock, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any of its Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any stock of the Borrower, except that the Borrower may: (A) declare and deliver dividends and distributions payable only in common stock of the Borrower and (B) purchase, redeem, retire, or otherwise acquire shares of its capital stock with the proceeds received from a substantially concurrent issue of new shares of its capital stock.

               (d) The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations


                                       6.
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or other securities of or any interest in any Person, or otherwise extend any credit to or make any additional investments in any Person, other than in connection with: (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business and (ii) short term, investment grade money market instruments, in accordance with the Borrower's usual and customary treasury management policies.

               (e) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower's or Subsidiary's business and which is upon fair and reasonable terms not less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not a Related Party.

               (f) Borrower shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Lender's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

               (g) Borrower shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

               (h) Borrower shall give prompt written notice to Lender (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Borrower's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

               (i) Borrower shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Borrower operates. Upon the request of Lender, Borrower shall furnish Lender from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Borrower shall also furnish to Lender from time to time upon the request of Lender a certificate of Borrower's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Lender to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or


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otherwise to obtain similar insurance in place of such policies, in each case at the expense of Borrower.

               (j) Borrower shall keep separate, accurate and complete books and records with respect to the Collateral, disclosing Lender's security interest hereunder.

               (k) Borrower shall not surrender or lose possession of (other than to Lender), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of investment property or instruments shall be permitted while any Event of Default exists.

               (l) Borrower shall keep the Collateral free of all Liens except Permitted Liens.

               (m) Borrower shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

               (n) Borrower shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note.

               (o) Upon the request of Lender, Borrower shall (i) immediately deliver to Lender, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any investment property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments,
(ii) cause any securities intermediaries to show on their books that Lender is the entitlement holder with respect to any investment property, and/or obtain account control agreements in favor of Lender from such securities intermediaries, in form and substance satisfactory to Lender, with respect to any investment property, as requested by Lender, (iii) mark all documents and chattel paper with such legends as Lender shall reasonably specify, and (iv) obtain consents from any letter of credit issuers with respect to the assignment to Lender of any letter of credit proceeds.

               (p) Borrower shall at any reasonable time and from time to time permit Lender or any of its agents or representatives to visit the premises of Borrower and inspect the Collateral and to examine and make copies of and abstracts from the records and books of account of Borrower.

               (q) Borrower shall (i) notify Lender of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Lender's Lien thereon; (ii) furnish to Lender such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as


                                       8.
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Lender may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Lender make such demands and requests for information and reports as Borrower is entitled to make in respect of the Collateral.

               (r) If and when Borrower shall obtain rights to any new patents, trademarks, service marks, trade names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Borrower (i) shall promptly notify Lender thereof and (ii) hereby authorizes Lender to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

               (s) Borrower shall give Lender immediate notice of the establishment of any new deposit account and any new securities account with respect to any investment property.

               SECTION 7 Collection of Accounts. Until Lender exercises its rights hereunder to collect the accounts and other rights to payment, Borrower shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the accounts and other rights to payment. At the request of Lender, upon the occurrence and during the continuance of any Event of Default, all remittances received by Borrower shall be held in trust for Lender and, in accordance with Lender's instructions, remitted to Lender or deposited to an account of Lender in the form received (with any necessary endorsements or instruments of assignment or transfer).

               SECTION 8 Authorization; Lender Appointed Attorney-in-Fact. Lender shall have the right to, in the name of Borrower, or in the name of Lender or otherwise, upon notice to but without the requirement of assent by Borrower, and Borrower hereby constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Lender's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; and
(iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Borrower, which Lender may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Lender's security interest therein and to accomplish the purposes of this Agreement. Lender agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Lender, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Borrower hereby ratifies, to the extent permitted by law, all that Lender shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this
Section 8.

               SECTION 9 Events of Default. Any of the following events which shall occur and be continuing shall constitute an "Event of Default":


                                       9.

               (a) Borrower shall fail to pay when due any amount of principal of or interest on the Note or other amount payable hereunder or under the Note or in respect of the Obligations.

               (b) Any representation or warranty by Borrower under or in connection with this Agreement or the Note shall prove to have been incorrect in any material respect when made or deemed made.

               (c) Borrower shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement or the Note on its part to be performed or observed and any such failure shall remain unremedied for a period of five (5) days from the occurrence thereof; or any "Event of Default" as defined in the Note shall have occurred.

               (d) Borrower shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Borrower shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to Borrowers, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Borrower pursuant to the Bankruptcy Code or any such other state or federal law; or Borrower shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Borrower's property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Borrower; or any order for relief shall be entered against Borrower in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

               (e) Borrower shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Note, (ii) suspend its operations other than in the ordinary course of business or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (e).

               (f) Any material impairment in the value of the Collateral or the priority of Lender's Lien hereunder.

               (g) Any levy upon, seizure or attachment of any of the Collateral.

               (h) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within five (5) days after the occurrence of any such event, Borrower furnishes to Lender evidence satisfactory to Lender that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Lender as an additional named insured or loss payee).

               (i) The Guarantor Security Agreement and any documents executed pursuant thereto shall for any reason be revoked or invalidated, or otherwise cease to be in full force and


                                      10.

effect, or the Pledgor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

               (j) The Domestic Distributor Agreement by and between Borrower and Lender dated October 1, 1998, as amended, shall for any reason be terminated, revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

               SECTION 10 Remedies.

               (a) Upon the occurrence and continuance of any Event of Default, Lender may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Note or any other Document, all rights and remedies of a Lender under the UCC and other applicable laws. Without limiting the generality of the foregoing, Lender may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Borrower's assets, without charge or liability to Lender therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Lender deems advisable; provided, however, that Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by Lender. Lender shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Borrower hereby releases, to the extent permitted by law. Borrower hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Borrower set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that Lender may provide Borrower shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

               (b) For the purpose of enabling Lender to exercise its rights and remedies under this Section 10 or otherwise in connection with this Agreement, Borrower hereby grants to Lender an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Borrower) to use, license or sublicense any intellectual property Collateral.

               (c) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Lender in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Lender pursuant to Section 14 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall


                                      11.

be promptly paid over to Borrower or otherwise disposed of in accordance with the UCC or other applicable law. Borrower shall remain liable to Lender for any deficiency which exists after any sale or other disposition or collection of Collateral.

               SECTION 11 Certain Waivers. Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Lender (A) to proceed against any Person,
(B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Lender's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and
(iii) all claims, damages, and demands against Lender arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

               SECTION 12 Notices. All notices or other communications hereunder shall be in writing and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class; and (iii) if sent by facsimile transmission, when sent.

               SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Lender.

               SECTION 14 Costs and Expenses.

               (a) Borrower agrees to pay on demand (i) one-half the reasonable out-of-pocket costs and expenses of the Lender and any of its Affiliates, and one-half the reasonable fees and disbursements of counsel to Lender, in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers of the terms thereof; (ii) one-half all audit, consulting, appraisal, search, recording, filing and similar costs, fees and expenses incurred or sustained by Lender or any of its Affiliates in connection with the Loan Documents or the Collateral and (iii) all costs and expenses of Lender, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.


                                      12.

               (b) Any amounts payable to Lender under this Section 14(b) or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest otherwise applicable plus two percent (2%), but not to exceed the highest rate of interest permitted by law.

               SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Borrower, Lender and their respective successors and assigns.

               SECTION 16 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

               SECTION 17 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

               SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

               SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

               SECTION 20 Termination. Upon payment and performance in full of all Obligations, this Agreement shall terminate and Lender shall promptly execute and deliver to Borrower such documents and instruments reasonably requested by Borrower as shall be necessary to evidence termination of all security interests given by Borrower to Lender hereunder; provided, however, that the obligations of Borrower under Section 14 hereof shall survive such termination.


                                      13.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                        ADVANCED MEDICAL PROCEDURES


                                        By:      /s/ [Illegible]
                                              ----------------------------------
                                              Title:
                                                     ---------------------------


                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                        Attn:
                                              ----------------------------------
                                        Fax:
                                              ----------------------------------


                                        ENDOCARE, INC.


                                        By:      /s/ William R. Hughes
                                              ----------------------------------
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                              ----------------------------------
                                              ----------------------------------
                                              ----------------------------------
                                        Attn: William R. Hughes
                                        Fax: (949) 597-0607



                                      14.

                                   SCHEDULE 1
                       to the Loan and Security Agreement


1. LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

               a.      Chief Executive Office and Principal Place of Business:



               b. Other locations where Borrower conducts business or Collateral is kept:



2.      TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS
NAMES, ETC.



                                      S-1.

                                   SCHEDULE 2
                       to the Loan and Security Agreement


1.      PATENTS AND PATENT APPLICATIONS.



2.      COPYRIGHTS (REGISTERED AND UNREGISTERED) AND COPYRIGHT APPLICATIONS.



3. TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND TRADEMARK, SERVICE MARK AND TRADE NAME APPLICATIONS.



                                      S-2.

                            REVOLVING PROMISSORY NOTE


$250,000                                                  Dated: October 1, 1998

               FOR VALUE RECEIVED, the undersigned, Advanced Medical Procedures LLC, a Florida limited liability company (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Endocare, Inc., a Delaware corporation (the "Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) or if less, the aggregate unpaid principal amount calculated pursuant to Annex I hereto (the "Principal Amount"), together with accrued and unpaid interest thereon through and including the Maturity Date (as defined below) at the rate or rates and in the manner hereinafter provided.

               For the period commencing on the date hereof through and including September 30, 2000 (the "Repayment Date"), this Note shall bear interest on the Principal Amount from time to time outstanding at a rate per annum equal to the Prime Rate plus one percent (1%), calculated without compounding, and such interest shall be payable calendar quarterly in arrears, on the last day of each calendar quarter occurring within such period. For the period (the "Repayment Period") commencing on the Repayment Date through and including September 30, 2001 (the "Maturity Date"), this Note shall bear interest on the Principal Amount and any accrued but unpaid interest outstanding as of the Repayment Date at a rate per annum equal to [nine and one-half percent (9 1/2)]. All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any amounts payable to Lender under this Note if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest otherwise applicable plus two percent (2%), but not to exceed the highest rate of interest permitted by law.

               The unpaid balance of the Principal Amount shall be repayed by Borrower to Lender in twelve (12) equal monthly installments on the last day of each month commencing on the Repayment Date through the Maturity Date, together with all accrued and unpaid interest thereon (as set forth below).

               All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, to the Lender, at 7 Studebaker, Irvine, California 92618, or at such other place or to such account as the Lender from time to time shall designate in a written notice to the Borrower.

               Lender shall record the date and the amount of each Revolving Loan made, each conversion to a different interest rate, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Loan and Security Agreement (as defined below) to repay the principal of and interest on the Revolving Loans.

               Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, "Business Day" means a day (i) other than Saturday or Sunday, and
(ii) on which commercial banks are open for business in Orange County, California.

               Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Promissory Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Promissory Note under applicable law.

               The Borrower may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty. Together with any such prepayment, the Borrower shall pay accrued interest on the amount prepaid. Any partial prepayment shall be applied to the installments of principal hereof in reverse order of maturity.

               So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will furnish to the Lender from time to time such information respecting the Borrower's financial condition and the Collateral (as defined below) as the Lender may from time to time reasonably request.

               The Borrower represents and warrants to the Lender that this Promissory Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Promissory Note is the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms.

               The occurrence of any of the following shall constitute an "Event of Default" under this Promissory Note:

               (1) the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Promissory Note or the breach of any other condition or obligation under this Promissory Note, and the continuation of such failure or breach for ten (10) days;

               (2) the breach of any covenant under the Loan and Security Agreement of even date herewith between the Borrower and the Lender (the "Loan and Security Agreement"), and the continuation of such breach for ten (10) days;

               (3) the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower;

               (4) any of the documents relating to the Collateral after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or the Borrower or any other person shall contest in any manner the validity or enforceability thereof, or the Borrower or any other person shall deny that it has any further liability or obligation thereunder; or any of the documents relating to the Collateral for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected first priority lien in any of the Collateral purported to be covered thereby; or

               (5) the Domestic Distributor Agreement, by and between Borrower and Lender dated October 1, 1998, as amended, shall for any reason prior to the expiration of its term be terminated, revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

               Upon the occurrence of any Event of Default, the Lender, at its option, may by notice to the Borrower, declare the unpaid principal amount of this Promissory Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Promissory Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, provided that if an event described in paragraph (3) above shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice.

               The Borrower agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys' fees and disbursements) which the Lender incurs in connection with enforcement or attempted enforcement of this Promissory Note, or the protection or preservation of the Lender's rights under this Promissory Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

               The Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. The Borrower agrees to make all payments under this Promissory Note without setoff or deduction and regardless of any counterclaim or defense.

               No single or partial exercise of any power under this Promissory Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Promissory Note shall operate as a waiver of such right or any other right hereunder.

               Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Loan and Security Agreement.

               This Promissory Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Promissory Note and their respective successors and assigns. The Borrower may not assign or transfer this Promissory Note or any of its obligations hereunder without the Lender's prior written consent.

               This Promissory Note is secured by the collateral (the "Collateral") more specifically described in the Loan and Security Agreement and the Guarantor Security Agreement of even date herewith made by Robert F. Byrnes in favor of the Lender (the "Guarantor Security Agreement").

               THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW.

                                        ADVANCED MEDICAL PROCEDURES

                                        By  /s/ [Illegible]
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:

                                                  ------------------------------
                                        Address:

                                        ----------------------------------------
                                        ----------------------------------------
                                        ----------------------------------------

                                     ANNEX 1

                                                                 Outstanding
Date of Advance               Amount Advanced                  Principal Amount
---------------               ---------------                  ----------------